EXHIBIT 99.1

Spirit Airlines Reports August 2012 Traffic

Miramar, Florida (September 13, 2012) - Spirit Airlines (NASDAQ: SAVE) today reported its preliminary traffic results for August 2012 and year-to-date 2012.
Traffic (revenue passenger miles) in August 2012 increased 18.9 percent versus August 2011 on a capacity (available seat miles) increase of 20.5 percent. Load factor for August 2012 was 86.5 percent, a decrease of 1.2 points as compared to August 2011.
As previously disclosed, the Company's total revenue per available seat mile (“RASM”) in the third quarter of 2011 was 28.4 percent higher year-over-year in large part driven by a demand increase resulting from the Company's decision to pass on to its customers the full amount of the benefit realized from the federal excise tax (“FET”) holiday.  “The FET holiday effect in third quarter 2011, coupled with the revenue impact  in the current quarter of Hurricane Isaac, leads us to expect that our third quarter 2012 total RASM will be down 2.5 to 4.5 percent year-over-year," commented Ben Baldanza, Spirit's President and Chief Executive Office.  “But for these unusual items, we estimate our third quarter 2012 total RASM would have been up year-over-year which makes us comfortable with our organic revenue growth trend and we remain confident in our ability to leverage our low cost structure to profitability grow our business.”

The following table summarizes Spirit's traffic results for the month and year-to-date ended August 31, 2012 and 2011.

	August 2012	August 2011	Change
Revenue passenger miles (RPMs) (000)	882,065	741,717	18.9%
Available seat miles (ASMs) (000)	1,019,675	845,957	20.5%
Load Factor	86.5%	87.7%	(1.2) pts
Passenger flight segments	973,443	792,085	22.9%

	YTD 2012	YTD 2011	Change
Revenue passenger miles (RPMs) (000)	6,398,145	5,464,740	17.1%
Available seat miles (ASMs) (000)	7,480,490	6,351,216	17.8%
Load Factor	85.5%	86.0%	(0.5) pts
Passenger flight segments	6,953,024	5,703,386	21.9%

About Spirit Airlines
Spirit Airlines (NASDAQ: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services for a fee, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs. Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly US carriers. Spirit's all-Airbus fleet currently operates more than 200 daily flights to over 50 destinations within the U.S., Latin America and Caribbean. Visit Spirit at www.spirit.com.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's guidance and estimates for third quarter 2012, including expectations regarding revenue, RASM, load factor, and capacity. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

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Investor Relations Contact:
DeAnne Gabel
Director, Investor Relations
InvestorRelations@spirit.com
954-447-7920

Media Contacts:
Misty Pinson
Director, Corporate Communications
misty.pinson@spirit.com
954-628-4827/cell 954-918-9432

Manuel Jaquez
Senior Manager Commercial - Latin America
manuel.jaquez@spirit.com
954-628-4898

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